                            SCHEDULE 14A INFORMATION

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                                      INDIANA UNITED BANCORP
--------------------------------------------------------------------------------
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                             INDIANA UNITED BANCORP
                                201 N. BROADWAY
                           GREENSBURG, INDIANA 47240

[LOGO]

                                 April 20, 2001

Dear Fellow Shareholders:

    We would like to invite you to attend the 2001 Annual Meeting of Shareholders of Indiana United Bancorp to be held on Wednesday, May 23, 2001 at 10:00 a.m., local time, at the Greensburg Public Library at 1110 East Main Street, Greensburg, Indiana. We have enclosed a copy of our 2000 Annual Report to Shareholders for your review.

    We hope you can attend the meeting. If you are unable to join us, however, we urge you to exercise your right as a shareholder and vote. The vote of every shareholder is important. PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. Your cooperation is appreciated.

    The Proxy Statement is first being mailed to the Company's shareholders on or about April 20, 2001.

                                   Sincerely,

/s/ Robert E. Hoptry                                   /s/ James L. Saner, Sr.
Robert E. Hoptry                                       James L. Saner, Sr.
Chairman of the Board                                  President and Chief Executive Officer

                             INDIANA UNITED BANCORP
                                201 N. BROADWAY
                           GREENSBURG, INDIANA 47240

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 23, 2001

                        -------------------------------

TO OUR SHAREHOLDERS:

    The 2001 annual meeting of shareholders of Indiana United Bancorp will be held at the Greensburg Public Library, 1110 East Main Street, Greensburg, Indiana, on Wednesday, May 23, 2001, beginning at 10:00 a.m. local time. At the meeting, the holders of outstanding common shares of the Company will act on the following matters:

    1.  Election of nine directors, each for a term of one year;

    2. Ratification of the appointment of Crowe, Chizek and Company LLP as the Company's independent accountants for fiscal 2001; and

    3.  Any other matters that properly come before the meeting.

    All holders of record of shares at the close of business on April 9, 2001 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

                                          By order of the Board of Directors,

                                          [\S\DONALD A. BENZIGER]

                                          DONALD A. BENZIGER
                                          SECRETARY

April 20, 2001
Greensburg, Indiana

                             INDIANA UNITED BANCORP
                                201 N. BROADWAY
                           GREENSBURG, INDIANA 47240

                          ----------------------------

                                PROXY STATEMENT

                          ----------------------------

    This proxy statement contains information related to the annual meeting of shareholders of Indiana United Bancorp to be held on Wednesday, May 23, 2001, beginning at 10:00 a.m., local time, at the Greensburg Public Library, 1110 East Main Street, Greensburg, Indiana, and at any postponements or adjournments thereof.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

    At the Company's annual meeting, shareholders will act upon the matters outlined in the notice of meeting appearing opposite this page, including the election of directors and ratification of the Company's independent accountants. In addition, the Company's management will report on the performance of the Company during fiscal 2000 and respond to questions from shareholders.

WHO IS ENTITLED TO VOTE AT THE MEETING?

    Only shareholders of record at the close of business on the record date, April 9, 2001, are entitled to receive notice of the annual meeting and to vote the common shares that they held on that date at the meeting, or any postponements or adjournments of the meeting.

WHO CAN ATTEND THE MEETING?

    All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:30 a.m.

WHAT CONSTITUTES A QUORUM?

    The presence at the meeting, in person or by proxy, of the holders of a majority of the common shares outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 6,191,232 common shares of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

    If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

    If you are a registered shareholder (that is, if you hold your shares in certificate form), you may vote in person or by written proxy.

    If your shares are held in "street name," please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically through the Internet.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

    Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

HOW DO I VOTE MY RETIREMENT PLAN AND 401(K) SHARES?

    If you participate in the Company's Money Purchase (Retirement) Plan and its 401(k) Plan, you may vote an amount of shares equivalent to the interest in Company common shares credited to your accounts as of the record date. You may vote by instructing Union Bank and Trust Company of Indiana, the trustee of the Plans, pursuant to the instruction card being provided with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions received by May 21, 2001.

    If you do not send instructions, the share equivalents credited to your account in each Plan will be voted by the trustee in the same proportion that it votes share equivalents in that Plan for which it did receive timely instructions.

    You may also revoke previously given voting instructions by May 21, 2001 by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

    Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

       - FOR election of the nominated slate of directors (see page 4); and

       - FOR ratification of the appointment of Crowe, Chizek and Company LLP as the Company's independent accountants for fiscal 2001 (see page 14).

    With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

    ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

    RATIFICATION OF INDEPENDENT ACCOUNTANTS. For the ratification of the appointment of Crowe, Chizek and Company LLP as the Company's independent accountants for fiscal 2001, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required. A properly executed proxy marked "ABSTAIN" with respect to that matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

    If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

                                STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF THE COMPANY'S SHARES?

    Except as set forth below, the Company knows of no one single person or group that is the beneficial owner of more than 5% of the Company's common shares.

NAME AND ADDRESS OF                    AMOUNT AND NATURE OF
BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP   PERCENT OF CLASS
-------------------                    --------------------   ----------------
Robert S. Dunevant                            480,211(1)            7.8%
25993 Far Hills Lane
West Harrison, IN 47060

------------------------

(1) Includes 157,500 shares held in a family partnership over which Mr. Dunevant shares voting and investment power and 136,800 shares held by his wife. Mr. Dunevant disclaims beneficial ownership over the shares held by his wife.

HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

    The following table shows the number of common shares of the Company beneficially owned (unless otherwise indicated) by the Company's current directors and nominees for election as directors, the executive officers of the Company named in the Summary Compensation Table below, and the directors and executive officers of the Company as a group. Except as otherwise indicated, all information is as of March 15, 2001.

                                               AGGREGATE NUMBER OF          PERCENT OF SHARES
NAME (AGE)                               SHARES BENEFICIALLY OWNED (1)(2)    OUTSTANDING (3)
----------                               --------------------------------   -----------------
Eric E. Anderson (41)                                   90,043                      1.5%
John E. Back (71)                                       69,604                      1.1%
William G. Barron (51)                                 247,032                      4.0%
Michael K. Bauer (46)                                    8,919                         *
Donald A. Benziger (47)                                  1,697                         *
Dale J. Deffner (68)                                   139,312                      2.3%
Don S. Dunevant, M.D. (45)                             102,758                      1.7%
Philip A. Frantz (56)                                   19,982                         *
Lynn T. Gordon (51)                                     10,342                         *
Rick S. Hartman (45)                                    45,760                         *
Robert E. Hoptry (62)                                  153,720                      2.5%
James L. Saner, Sr. (49)                                48,211                         *
Daryl R. Tressler (49)                                  26,033                         *
Edward J. Zoeller (56)                                   6,667                         *
All current directors and executive
  officers as a group (17 persons)                   1,049,583                    17.02%

------------------------

  * Represents less than 1% of the Company's outstanding common shares.

 (1) The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Certain of the Company's directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as follows:

    - Mr. Barron--13,732 shares held by his wife.

    - Mr. Deffner--73,501 shares held by his wife.

    - Dr. Dunevant--4,504 shares held by his wife.

    - Mr. Frantz--945 shares held by his wife.

    - Mr. Hartman--4,952 shares held by his wife and 4,950 shares held by Mrs. Hartman as custodian for their children.

    - Mr. Hoptry--1,216 shares held by his wife.

    - Mr. Saner--1,318 shares held by his wife.

    - Mr. Tressler--2,387 shares held by his wife.

    - Mr. Zoeller--1,123 shares held by his wife.

    All current directors and executive officers as a group disclaim beneficial ownership of a total of 123,973 shares.

 (2) For executive officers, the numbers include interest in shares held in the Company's Money Purchase (Retirement) Plan and its 401(k) Plan, with respect to which participants have voting power: Mr. Bauer--3,178 shares; Mr. Benziger--232 shares; Mr. Gordon--2,562 shares; Mr. Saner--
     1,117 shares; Mr. Tressler--16,326 shares; and all current executive officers as a group--61,909 shares.

 (3) Based on the number of shares outstanding at March 15, 2001.

                         ITEM 1--ELECTION OF DIRECTORS

    A Board of Directors consisting of nine members is to be elected at the Annual Meeting. The Board of Directors proposes that the nominees described below, all of whom are currently serving as directors, be re-elected for a new term of one year and until their successors are duly elected and qualified. Each of the nominees has consented to serve a one-year term. If any of them become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

WHO ARE THE NOMINEES STANDING FOR ELECTION TO THE BOARD?

    The nominees standing for election are:

ERIC E. ANDERSON                               Director since 1999

Mr. Anderson is President and CEO of Anderson Insurance and Financial Services, a general lines insurance agency.

WILLIAM G. BARRON                              Director since 1989

Mr. Barron is Chairman and President of Wm. G. Barron Enterprises, Inc., a commercial real estate broker, manager and developer.

DALE J. DEFFNER                                Director since 1998

Mr. Deffner is retired. Prior to October 1999, Mr. Deffner was a partner in Deffner and
Tebbe Accounting Service, a public accounting firm.

DON S. DUNEVANT, M.D.                          Director since 2000

Dr. Dunevant is a family physician.

PHILIP A. FRANTZ                               Director since 1987

Mr. Frantz is a partner in Coldren & Frantz, a law firm.

RICK S. HARTMAN                                Director Since 2000

Mr. Hartman is President of The HRH Group, Ltd, a motel management and ownership company.

ROBERT E. HOPTRY                               Director since 1983

Mr. Hoptry is the Chairman of the Board and the retired President and Chief Executive
Officer of the Company.

JAMES L. SANER, SR.                            Director since 1998

Mr. Saner is the President and Chief Executive Officer of the Company.

EDWARD J. ZOELLER                              Director since 1994

Mr. Zoeller is the President of E.M. Cummings Veneer, Inc., a manufacturer of veneered furniture parts.

HOW ARE DIRECTORS COMPENSATED?

    Each non-employee director receives an annual retainer of $10,000 and a fee of $600 per Board meeting attended, and $600 per Committee meeting attended that is held on a day when the Board is not meeting.

HOW OFTEN DID THE BOARD MEET DURING FISCAL 2000?

    The Board of Directors met 12 times during fiscal 2000. Each director attended more than 75% of the total of meetings of the Board and Committees on which he served.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

    The Board of Directors has standing Executive, Compensation, Audit and Corporate Loan Committees.

                           BOARD COMMITTEE MEMBERSHIP

                                                                         CORPORATE
                                 EXECUTIVE   COMPENSATION     AUDIT         LOAN
NAME                             COMMITTEE    COMMITTEE     COMMITTEE    COMMITTEE
----                             ---------   ------------   ---------   ------------
Eric E. Anderson                                   M
John E. Back                                                    M
William G. Barron                    M             C                         M
Dale J. Deffner                      M             M            M            M
Don S. Dunevant
Philip A. Frantz                                   M            C
Rick S. Hartman                                                 M
Robert E. Hoptry                     C                                       C
James L. Saner, Sr.                  M                                       M
Edward J. Zoeller                                  M            M

M: Member.
C: Chairman.

    Each of the Committees under Indiana law possesses all the powers of the Board except the power to issue shares, approve mergers or declare dividends (except at a rate or in a periodic amount or within a price range established by the Board), and certain other powers specifically reserved by Indiana law to the Board. The primary functions of the Committees are as follows:

    EXECUTIVE COMMITTEE. The Executive Committee exists for the purpose of reviewing and implementing business policies and making business decisions that need to be made under circumstances where convening the full Board is not possible or practical. In fiscal 2000, the Executive Committee held no meetings.

    COMPENSATION COMMITTEE. The Compensation Committee is charged with reviewing the Company's general compensation strategy; establishing salaries and reviewing benefit programs for the Chief Executive Officer and those persons who report directly to him; reviewing, approving, recommending and administering the Company's incentive compensation plans and certain other compensation plans; and approving certain employment contracts. In fiscal 2000, the Compensation Committee held four meetings. The Compensation Committee met two times on a day when the Board also met. In addition, the Committee met two times on a day when the Board did not meet.

    AUDIT COMMITTEE. The Audit Committee is charged with recommending the appointment of independent accountants; reviewing the arrangements for and scope of the audit by independent accountants; reviewing the independence of the independent accountants; considering the adequacy of the system of internal accounting controls and reviewing any proposed corrective actions; reviewing and monitoring the Company's policies relating to ethics and conflicts of interests; discussing with management and the independent accountants the Company's draft annual financial statements and key accounting and/or reporting matters; and reviewing the activities and recommendations of the Company's management audit department. In fiscal 2000, the Audit Committee met eight times, each meeting occurring on a day when the Board also met.

    CORPORATE LOAN COMMITTEE. The Corporate Loan Committee exists for the purpose of providing loan approval and credit oversight of any loan exceeding $3 million and any loans to any borrower or affiliated borrower group whose total indebtedness to the Company exceeds $3 million. In fiscal 2000, the Corporate Loan Committee met twenty times on a day when the Board did not meet.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Company believes that all of the Company's directors and executive officers complied during fiscal 2000 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, except that Don S. Dunevant and Rick S. Hartman did not file initial reports of ownership of Company shares upon their becoming directors of the Company in 2000. Both Dr. Dunevant and Mr. Hartman were unaware that they were subject to this reporting requirement. Both Dr. Dunevant and Mr. Hartman will file these reports shortly.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company's bank subsidiaries make loans in the ordinary course of business to directors and executive officers of the Company, and to family members and other entities with which a director, executive officer or a family member may be affiliated. These loans are subject to various federal and state banking laws and are made on substantially the same terms, including interest rates and collateral, as those provided for comparable transactions with other persons. The Company believes these loans do not involve more than a normal risk of collectability or present other unfavorable features. The Company's bank subsidiaries also provide directors and executive officers and their family members and other entities with other banking, trust, insurance and other financial services in the ordinary course of business.

                             EXECUTIVE COMPENSATION

    THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH INCLUDED ELSEWHERE IN THIS PROXY STATEMENT DO NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT OR THE PERFORMANCE GRAPH BY REFERENCE THEREIN.

REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 2000.

    WHAT IS THE COMPANY'S PHILOSOPHY FOR EXECUTIVE OFFICER COMPENSATION?

    The Company's compensation program for executives consist of two key elements:

    - a base salary, and

    - a performance-based annual bonus.

    The Compensation Committee believes that this two-part approach serves the interests of the Company and its shareholders. It is intended to enable the Company to meet the requirements of the highly competitive environment in which the Company operates. Under this approach, compensation for these officers involves a part of their pay that is "at risk"--namely, the annual bonus. The variable annual bonus permits individual performance to be recognized on an annual basis, and is based, in significant part, on an evaluation of the contribution made by the officers to Company performance.

    BASE SALARY. Base salaries for the Company's executive officers other than its chief executive officer, as well as changes in such salaries, are based upon recommendations by the chief executive officer, James L. Saner, Sr., taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position; the contribution and experience of the officer, and the length of the officer's service with the Company and its predecessors. The Compensation Committee then approves or disapproves such recommendations.

    ANNUAL BONUS. Bonuses for fiscal 2000 were granted to executive officers under the Company's annual bonus performance plan as indicated in the following Executive Compensation Summary Table. Under the plan, the Compensation Committee, with input from Mr. Saner, establishes specific annual "performance targets" for each covered executive officer for a performance period of one year.

    HOW IS THE COMPANY'S CHIEF EXECUTIVE OFFICER COMPENSATED?

    As Chief Executive Officer, Mr. Saner is compensated pursuant to an employment agreement entered into in May 1998. The agreement, which extends through May 31, 2002, subject to earlier termination under certain circumstances, provides for an annual base salary of at least $165,000. The annual base salary must also be at least $10,000 more than the annual base salary paid to any other executive officer of the Company. The Compensation Committee, without any recommendation from Mr. Saner, determined his annual base salary for 2000 by taking into account such factors as competitive industry salaries; a subjective assessment of the nature of the position; and the contribution and experience of Mr. Saner. A bonus for fiscal 2000 was granted to Mr. Saner under the Company's annual bonus performance plan as indicated in the following Executive Compensation Summary Table. Mr. Saner did not earn a bonus in 1998 or 1999 under the bonus plans then in effect.

                                        Members of the Compensation Committee
                                        /s/  William G. Barron (Chairman)
                                        /s/  Eric E. Anderson
                                        /s/  Dale J. Deffner
                                        /s/  Philip A. Frantz
                                        /s/  Edward J. Zoeller

EMPLOYMENT AGREEMENT WITH JAMES L. SANER, SR.

    Mr. Saner serves as Chief Executive Officer of the Company pursuant to an employment agreement effective May 1, 1998. The agreement provides for Mr. Saner's employment through May 31, 2002 (subject to earlier termination in certain circumstances as described below), at an annual base salary of at least $165,000. The annual base salary also must be at least $10,000 more than the annual base salary paid to any other executive officer of the Company.
Mr. Saner also is entitled to participate in all bonus and other benefit plans or programs offered by the Company to any executive officer.

    The Company has the right to terminate Mr. Saner's employment at any time and for any reason. However, unless the termination is for "cause," Mr. Saner is entitled to receive (subject to his compliance with certain non-competition provisions described below) his annual base salary for 36 months or the remainder of the term of the employment agreement, whichever period is shorter. Mr. Saner also is entitled to participate in the Company's insurance benefit plans, or alternatively be reimbursed on an after-tax basis for costs to obtain equivalent insurance coverage, for twelve months following such a termination of employment.

    Mr. Saner has the right to terminate his employment at any time and for any reason. Unless Mr. Saner terminates his employment for "good reason," the Company is only required to pay Mr. Saner the base salary and any bonus earned prior to the termination of employment. If Mr. Saner terminates his employment for "good reason," the Company is required to make the same payments to him as if the Company had terminated his employment without "cause." Mr. Saner has the right to terminate the agreement for "good reason" in the event the Company is in material breach of any provision of the agreement that is not cured within ten days' notice from Mr. Saner to the Company.

    The Company's obligation to make payments to Mr. Saner following a termination of employment for "good reason" or without "cause" is subject to Mr. Saner's compliance with certain non-competition provisions in the agreement. If Mr. Saner chooses to become associated with a competitor of any of the Company's banks in violation of these non-competition provisions, the Company's obligation to continue to make payments to Mr. Saner ceases.

CHANGE IN CONTROL SEVERANCE AGREEMENTS--SENIOR OFFICERS

    The Company has entered into change in control severance agreements (the "Agreements") with the Chief Executive Officer, each of the other named executive officers and certain other senior officers of the Company or its subsidiaries. References to executives in this description of Change in Control Severance Agreements are only to Mr. Saner, Mr. Bauer, Mr. Benziger,
Mr. Gordon, and Mr. Tressler. The purpose of the Agreements is to secure the continued service and dedication of the executives in the event of an actual or threatened Change in Control (as defined in the Agreements). Each Agreement becomes operative only upon both a Change in Control and the subsequent termination of employment of the executive under circumstances covered by the Agreement. Payments under the Agreements are in full settlement of all other severance payments that may otherwise be payable to the executive under any other severance plan or agreement of the Company. The following discussion summarizes the key provisions of the Agreements covering the Chief Executive Officer and each other named executive officer.

    If the employment of any of the named executive officers is terminated during the two-year period following a Change in Control of the Company, either by the Company other than for Cause (as defined in the Agreements) or by the executive for Good Reason (as defined in the Agreements, including the termination of employment by executive for any reason during the 30-day period commencing six months after the date of such Change in Control), the executive will be entitled to receive: (a) a lump sum cash amount equal to such executive's unpaid salary and bonus amounts that have become payable, plus a pro-rata portion of such executive's annual bonus for the fiscal year of termination of employment; (b) severance pay in a lump sum cash amount equal to two times (2.99 times in the case of Mr. Saner) the sum of (i) the executive's highest annual rate of base salary during the 12-month period immediately prior to his termination of employment and (ii) the executive's annual incentive bonus earned for the last completed fiscal year of the Company; and (c) continuation of medical, dental, accident, disability and life insurance benefits for the executive and his dependents for a period of two years following the executive's date of termination of employment. If the executive's date of termination is within two years of the earliest date on which such termination could be considered a Retirement (as defined in the Agreements), the benefits described in (b) and (c) in the preceding sentence will be reduced accordingly. In the event that payments related to a Change in Control of the Company to any executive under the Agreements or otherwise are subject to the excise tax under
Section 4999 of the Internal Revenue Code, the Company will generally provide the executive with an additional amount sufficient to enable executive to retain the full amount of his Change in Control benefits as if the excise tax had not applied, unless a reduction in such Change in Control related payments by less than 5% would result in the excise tax not being imposed on such executive, in which case payments under the Agreement shall be reduced (but not below zero) to the amount that could be paid to such executive without giving rise to such excise tax.

EXECUTIVE COMPENSATION SUMMARY TABLE

    The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who served in such capacities as of December 31, 2000 and whose total annual salary and bonus exceeded $100,000 (the "named executive officers") for services rendered to the Company during each of the last three fiscal years or such shorter period during which they have been employed by the Company.

                      EXECUTIVE COMPENSATION SUMMARY TABLE

                                                            ANNUAL COMPENSATION(1)
                                                        ------------------------------    ALL OTHER
                                                         FISCAL                          COMPENSATION
NAME AND PRINCIPAL POSITIONS                              YEAR      SALARY     BONUS         (2)
----------------------------                            --------   --------   --------   ------------
James L. Saner, Sr....................................    2000     $207,115   $46,747       $24,623
  President and Chief Executive Officer                   1999      185,200                  25,723
                                                          1998      115,100                  26,373

Michael K. Bauer......................................    2000     $142,577   $21,922       $16,908
  Chairman, President and Chief                           1999      137,510                  20,438
  Executive Officer, Regional Federal                     1998      133,500                  18,153
  Savings Bank

Lynn T. Gordon(3).....................................    2000     $131,846   $22,893       $24,893
  Chairman, President and Chief                           1999      123,211                  24,931
  Executive Officer, People's Trust Company               1998       80,271    10,000        16,340

Daryl R. Tressler.....................................    2000     $131,500   $26,921       $24,812
  Chairman, President and Chief                           1999      125,600                  23,617
  Executive Officer, Union Bank and                       1998      121,200     3,000        22,430
  Trust Company of Indiana

Donald A. Benziger....................................    2000     $118,096   $19,997       $ 4,264
  Senior Vice President and Chief                         1999       73,865                     179
  Financial Officer

------------------------

(1) Amounts shown include compensation earned by the named executive officers during 2000, including bonuses generally paid in the year following the year in which they are earned. The 1999 salary of Mr. Benziger only reflects the period beginning April 29, 1999, the date he became employed by the Company. The 1998 salaries of Mr. Saner and Mr. Gordon only reflect the period beginning May 1, 1998; the date each became employed by the Company.

(2) This column includes the dollar value of perquisites and other personal benefits for each named executive officer that is required to be reported under the rules of the Securities and Exchange Commission ("SEC"). The amounts shown in this column include contributions to the Company's Retirement Plan and matching contributions by the Company under the 401(k) Plan as follows: Mr. Saner--$21,747; Mr. Bauer--$12,939;
    Mr. Gordon--$19,500; Mr. Tressler--$19,500; and Mr. Benziger--$3,851.

(3) Mr. Gordon has resigned his position effective April 27, 2001.

REPORT OF AUDIT COMMITTEE

    The Audit Committee of Indiana United Bancorp is composed of five independent directors and operates under a written charter. A copy of this charter is attached to this proxy statement as Annex A.

    Management is responsible for the Corporation's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

    In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Corporation's consolidated financial statements as of and for the year ended December 31, 2000 were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed these consolidated financial statements with management. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (COMMUNICATION WITH AUDIT COMMITTEES).

    The independent accountants also provided to the Committee the written disclosures required by Independence Standards Board No. 1 (INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES), and the Committee discussed with the independent accountants that firm's independence. The Committee also considered whether the independent accountants' provision of non-audit services to the Corporation is compatible with maintaining that firm's independence.

    Based upon the discussions and reviews referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

                                        Members of the Audit Committee
                                        /s/  Philip A. Frantz (Chairman)
                                        /s/  John E. Back
                                        /s/  Dale J. Deffner
                                        /s/  Rick S. Hartman
                                        /s/  Edward J. Zoeller

DISCLOSURE OF PRINCIPAL ACCOUNTANT'S FEES

Audit Fees..................................................  $101,725
Financial Information Systems Design and Implementation.....         0
All Other Fees..............................................  $198,045

PERFORMANCE GRAPH

    The following performance graph compares the performance of the Company's Common Shares to the NASDAQ Market Index (U.S.) and the NASDAQ Financial Stocks Index for the 60 months ended December 31, 2000. The graph assumes an investment of $100 in each of the Company's Common Shares, the NASDAQ Market Index (U.S.) and the NASDAQ Financial Stocks Index on December 31, 1995, and also assumes reinvestment of all dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      INDIANA UNITED BANCORP  NASDAQ MARKET INDEX (U.S.)  NASDAQ FINANCIAL STOCKS INDEX
1995                 $100.00                     $100.00                        $100.00
1996                 $119.84                     $122.71                        $127.88
1997                 $192.59                     $149.25                        $200.39
1998                 $191.98                     $208.40                        $194.84
1999                 $168.04                     $386.77                        $177.38
2000                 $146.29                     $234.81                        $196.91

ITEM 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Company has appointed Crowe, Chizek and Company LLP as the Company's independent accountants for the 2001 fiscal year. Crowe, Chizek and Company LLP has served as the Company's independent accountants since March 31, 1999. Services provided to the Company and its subsidiaries by Crowe, Chizek and Company LLP in fiscal 2000 included the examination of the Company's consolidated financial statements and consultations on various tax matters.

    Representatives of Crowe, Chizek and Company LLP have not been requested by the Company to be present at the annual meeting and are not expected to be present to respond to questions or to make any statements.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF CROWE, CHIZEK AND COMPANY LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 2001.

    In the event shareholders do not ratify the appointment, the Audit Committee and the Board of Directors will reconsider the appointment.

                                 OTHER MATTERS

    As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                             ADDITIONAL INFORMATION

ADVANCED NOTICE PROCEDURES

    Under the Company's bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting (which includes shareholder proposals that the Company is required to include in its proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder who has delivered notice to the Company (containing certain information specified in the bylaws) not less than 60 nor more than 90 days prior to the meeting. These requirements are separate from and in addition to the SEC's requirements that a shareholder must meet in order to have a shareholder proposal included in the Company's proxy statement.

SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING.

    Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Company's annual meeting of shareholders in 2002 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, the Company's Secretary must receive shareholder proposals no later than December 21, 2001.

PROXY SOLICITATION COSTS

    The proxies being solicited hereby are being solicited by the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of shares.

                                          By order of the Board of Directors,

                                          /s/ Donald A. Benziger

                                          Donald A. Benziger
                                          SECRETARY

April 20, 2001

                                                                         ANNEX A

                            AUDIT COMMITTEE CHARTER

    AUTHORITY: The authority for the audit committee is derived from the full board of directors.

    COMPOSITION: The audit committee shall be comprised of three or more directors, as determined by the board of directors, each of whom shall be an independent director as determined in accordance with exchange rules. In accordance with exchange rules, all members of the audit committee shall be 'financially literate' and at least one member shall have accounting or related financial management expertise.

    RESPONSIBILITIES: The audit committee responsibilities include oversight of the internal audit function, the external audit function, and the review of regulatory examinations. Specific responsibilities include:

    - Meet as frequently as necessary, but at least four times per year.

    - Recommend to nominate or discharge the external auditor and appoint or discharge the head of internal auditing

    - Approve the annual audit plans for the internal auditor and evaluate the results of the internal audits, the external audits, and the reports of examination of all regulatory authorities.

    - Through consultation with the internal auditor, the external auditor and regulatory authorities, review the adequacy of the internal control system.

    - Evaluate the extent to which significant audit recommendations have been addressed or implemented.

    - Issue a letter, signed by the chairman of the audit committee, to be included in the annual report to stockholders describing the committee's responsibilities.

    - Keep detailed minutes of the meetings that document the audit reports and major findings discussed and record any actions taken. The audit committee minutes shall be submitted to the corporate and each subsidiary's boards of directors.

    - Annual review of audit committee charter, audit charter and audit policy. The audit committee charter will be included tri-annually, or after any significant revision, in the corporate proxy statement.

MEANS OF CARRYING OUT RESPONSIBILITIES

    - The audit committee shall conduct or authorize investigations into any matter within the committee's scope of responsibilities.

    - The head of internal auditing shall represent the audit committee and act as its agent in carrying out responsibilities of the committee.

    - The committee is empowered to retain independent counsel and other professionals to assist in the conducting of any investigation.

OUTSIDE AUDITOR ACCOUNTABILITY TO COMMITTEE

    - The external auditor is accountable to the corporate audit committee. As necessary, but no less than annually, the external auditor will report to the corporate audit committee regarding: any difficulties or disputes with management encountered during the course of the audit, waived audit adjustments, quality of accounting principles and any other matters related to the conduct of the audit under Generally Accepted Auditing Standards.

INDEPENDENCE OF EXTERNAL AUDITOR

It is the responsibility of the audit committee to assure and confirm the independence of the external auditor; therefore the external auditor is required to submit a statement regarding external audit's independence. The following criteria regarding the external auditor will be reviewed:

    - Financial interest in the organization.

    - Personal or professional affiliation to the board, senior management or others within the organization.

    - Extent of other ongoing services performed for the organization.

    - Act or appear to act as members of senior management, management, or as employees of the organization.

    - Other relationships or services, which may affect independence.

                             INDIANA UNITED BANCORP
                            GREENSBURG INDIANA 47240
                  PROXY FOR 2001 ANNUAL MEETING OF SHAREHOLDERS
                (PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY)

The undersigned shareholder of INDIANA UNITED BANCORP ("Company"), Greensburg, Indiana, does hereby nominate, constitute and appoint DALE J. DEFFNER, PHILIP A. FRANTZ and EDWARD J. ZOELLER, or any of them (with full power to act alone), my true and lawful attorney(s) and proxy (ies) with full power of substitution, for me and in my name, place and stead, to vote all of the Common Shares of the Company standing in my name on its books at the close of business on April 9, 2001 at the Annual Meeting of Shareholders to be held at the Greensburg Public Library, 1110 E. Main St., Greensburg, Indiana on May 23,2001 at 10:00 a.m. (Eastern Standard Time), and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

   1. ELECTION OF DIRECTORS. To elect as directors the following nine (9) nominees: Eric E. Anderson, William G. Barron, Dale J. Deffer, Don S. Dunevant, M.D., Philip A. Frantz, Rick S. Hartman, Robert E. Hoptry, James L. Saner Sr., and Edward J. Zoeller

      [  ] FOR all nominees                       [  ] WITHHOLD AUTHORITY
           (except as otherwise indicated below)       to vote for all nominees

      (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE BELOW)

      -------------------------------------------------------------------------

   2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS. To ratify the appointment of Crowe, Chizek and Company LLP as the Company's independent accountants for the fiscal year ending December 31, 2001; and

      [  ] FOR   [  ] AGAINST   [  ] ABSTAIN

   3. OTHER BUSINESS. To transact such other matters as may properly be brought before the Annual Meeting or any adjournment thereof. (The Board of Directors does not know of any such other matters.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES LISTED IN
ITEM 1 AND A VOTE "FOR" ITEM 2.

Information regarding the matters to be acted upon at the meeting is contained in the Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this proxy.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED AND IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT. IF NO INSTRUCTION IS INDICATED, THEN THE ABOVE-NAMED PROXIES, OR ANY ONE OF THEM, WILL VOTE THE SHARES REPRESENTED "FOR" ALL OF THE NOMINEES LISTED IN ITEM 1 AND "FOR" ITEM 2, AND IN ACCORDANCE WITH THEIR DISCRETION ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of ___________, 2001.


---------------------------------     -----------------------------------------
(SIGNATURE OF SHAREHOLDER(S))

PLEASE SIGN ABOVE EXACTLY AS YOUR NAME(S) APPEARS OPPOSITE THE SIGNATURE LINES. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN.

   An addressed postage prepaid envelope is enclosed for your convenience in promptly returning your proxy to the Company. The prompt return of your proxy will help the Company avoid additional costs in soliciting proxies.